Exhibit 99.2

Directors and Executive Officers of

General Motors Company and General Motors Holdings LLC

The following tables set forth (i) the name, present principal occupation or employment, principal business, business address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director of General Motors Company and General Motors Holdings LLC, and (ii) the name, present principal occupation, and citizenship of each executive officer of General Motors Company and General Motors Holdings LLC. The business address of each non-executive director of General Motors Company and each person whose principal occupation or employment is with General Motors Company is c/o General Motors Company, 300 Renaissance Center, Detroit, MI, 48265.

Directors of General Motors Company	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Mary T. Barra	Chair and Chief Executive Officer General Motors Company	USA

Wesley G. Bush	Non-executive director	USA

Joanne C. Crevoiserat	CEO Tapestry, Inc. 10 Hudson Yards New York, NY 10001	USA

Linda R. Gooden	Non-executive director	USA

Joseph Jimenez	Non-executive director	USA

Alfred F. Kelly, Jr.	Non-executive director	USA

Jonathan McNeill	Co-Founder & CEO DVx Ventures 177 Huntington Ave Suite 1730 PMB 58674 Boston, MA 02115	USA

Judith A. Miscik	Non-executive director	USA

Patricia F. Russo	Chair Hewlett-Packard Enterprise Company 1701 Mossy Oaks Road Spring, Texas 77389	USA

Thomas M. Schoewe	Non-executive director	USA

Mark A. Tatum	Deputy Commissioner and Chief Operating Officer National Basketball Association Olympic Tower 645 Fifth Avenue New York, NY 10022	USA

Jan E. Tighe	Non-executive director	USA

Devin N. Wenig	Non-executive director	USA

Executive Officers of General Motors Company	Present Principal Occupation	Citizenship
Mary T. Barra	Chair and Chief Executive Officer	USA

Grant Dixton	Executive Vice President and Chief Legal and Public Policy Officer	USA

Craig B. Glidden	Executive Vice President and Strategic Advisor	USA

Rory V. Harvey	Executive Vice President and President, Global Markets	Great Britain

Christopher T. Hatto	Vice President, Global Business Solutions, and Chief Accounting Officer	USA

Paul A. Jacobson	Executive Vice President and Chief Financial Officer	USA

Mark L. Reuss	President	USA

Directors of General Motors Holdings LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Paul A. Jacobson	Executive Vice President and Chief Financial Officer General Motors Company	USA

Mark L. Reuss	President General Motors Company	USA

Executive Officers of General Motors Holdings LLC	Present Principal Occupation	Citizenship
Mary T. Barra	Chair and Chief Executive Officer General Motors Company	USA

Grant Dixton	Executive Vice President and Chief Legal and Public Policy Officer	USA

Rory V. Harvey	Executive Vice President and President, Global Markets General Motors Company	Great Britain

Christopher T. Hatto	Vice President, Global Business Solutions, and Chief Accounting Officer General Motors Company	USA

Paul A. Jacobson	Executive Vice President and Chief Financial Officer General Motors Company	USA

Mark L. Reuss	President General Motors Company	USA